Exhibit 99.1
EXPENSIFY ANNOUNCES Q3 2024 RESULTS
Interchange derived from the Expensify Card grew to $4.6 million, an increase of 48% as compared to the same period last year.

PORTLAND, Ore.--(BUSINESS WIRE)--November 7, 2024-- Expensify, Inc. (Nasdaq: EXFY), a payments superapp that helps individuals and businesses around the world simplify the way they manage money across expenses, corporate cards and bills, today released a letter to shareholders from Founder and CEO David Barrett alongside results for its quarter ended September 30, 2024.

A Message From Our Founder

I'm happy to report that Q3'24 has extended and expanded upon the strong results of the previous two quarters:

•Our core business has remained stable. Though we're still catching up to last year's paid users and revenue (slightly down 5% and 3% y/y, respectively), our paid users have been stable for the past two quarters, and revenue is up 6% q/q. Even more exciting, total card spend is up 8% q/q, with a majority of that spend occurring on our new card program. Our strategy of using Expensify Classic as a stable foundation on which to launch New Expensify for our next generation of growth is working great.
•We are raising our 2024 free cash flow guidance, again. We initially announced FY'24 FCF guidance in Q1'24 in the range of $10.0 - $12.0 million. In Q2 we raised this to $11.0 - $13.0 million, and then again to $15.0 - $16.0 million in Q3 as the full extent of our cost cutting measures came online. I'm happy to share that we've found even more efficiencies, and are increasing FY'24 FCF guidance by another 27% to $19.0 - $20.0 million.
•The new Expensify Card program is almost fully deployed. As of the end of Q3, 94% of Expensify Card spend has transitioned to the new program, which in addition to earning more interchange per swipe, also treats all that interchange as revenue. We are increasingly confident in our ability to reduce interchange from the old program down to immaterial amounts or even $0 by EOY, making the confusing interchange contra-expense a distant memory.
•New Expensify is driving more interest and new leads. Market reception has been fantastic: we generated 61% more leads at Suiteworld 2024 by focusing on New Expensify than we did at the same conference in 2023 with Classic. We are currently sending a slice of our smallest leads from the Expensify homepage to New Expensify, and our sales and account management organizations are gradually perfecting their New Expensify pitch for maximum effect, the current iteration sounding something like:
◦The best expense tools (including Expensify) can automate about 80% of your expense workflow based on the information on the transaction alone. But the last 20% requires information not available on the receipt or card swipe: the client you're meeting, the conference you're attending, etc. That part requires emailing a question to the employee… and then waiting. Even if your question only takes a second to answer, they might take a month to respond, blowing up your accounting timeline. New Expensify's mobile-first, chat-first design streamlines that 20% by helping your question get answered at "the speed of chat", taking precedence over their email inbox. But additionally, by capturing the general chat leading up to the expense (and after it's made), we expect that our AI will soon be able to automate that 20% without needing to ask the employee anything. We believe that New Expensify will be the only expense management tool to achieve 100% end-to-end automation.
•Expensify Travel is generating new revenue. Beta customers continued booking travel in Q3, which resulted in Expensify Travel driving new revenue for the first time. Our initial travel beta has been completed and we've expanded the beta to a targeted group of mid-market customers.

Exhibit 99.1
Expensify Classic is proving to be an excellent foundation on which to launch New Expensify and Expensify Travel, and the entire company has shifted its focus toward supporting the growth of these two products in the market. I can't wait to share more progress soon!

-david
Founder and CEO of Expensify

Third Quarter 2024 Highlights
Financial:
•Revenue was $35.4 million, a decrease of 3% compared to the same period last year.
•Generated $3.7 million of cash from operating activities.
•Free cash flow was $6.7 million.
•Net loss was $2.2 million, compared to $17.0 million for the same period last year.
•Non-GAAP net income was $5.4 million.
•Adjusted EBITDA was $9.7 million.
•Interchange derived from the Expensify Card grew to $4.6 million, an increase of 48% compared to the same period last year.
•See Financial Outlook section for Free Cash Flow guidance for fiscal year ending December 31, 2024.
Business:
•Paid members - Paid members were 684,000, a decrease of 5% from the same period last year.
•New Expensify Card program - The majority of active Expensify Card customers began transitioning to the new program, with 94% of spend migrated by end of Q3.
•Expensify Travel - Expensify travel completed its initial beta and expanded its beta to a targeted group of mid-market customers.

Exhibit 99.1
Financial Outlook
Expensify's outlook statements are based on current estimates, expectations and assumptions and are not a guarantee of future performance. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. There can be no assurance that the Company will achieve the results expressed by this guidance.

Free Cash Flow
Expensify estimates Free Cash Flow of $19.0 million to $20.0 million for the fiscal year ending December 31, 2024.

The Company does not provide a reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.

Stock Based Compensation

An estimate of expected stock-based compensation for the next four fiscal quarters is as follows, which is driven primarily by the pre-IPO grant of RSUs issued to all employees (which vest quarterly over eight years with approximately five years remaining).

Est. stock-based compensation (millions)

	Q4 2024		Q1 2025		Q2 2025		Q3 2025
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$2.7	$3.4	$2.5	$3.2	$2.2	$2.9	$2.0	$2.7
Research and development	2.3	3.0	2.2	2.9	1.9	2.6	1.8	2.5
General and administrative	1.4	1.8	1.4	1.8	1.2	1.6	1.1	1.5
Sales and marketing	0.6	0.8	0.6	0.8	0.5	0.7	0.5	0.7
Total	$7.0	$9.0	$6.7	$8.7	$5.8	$7.8	$5.4	$7.4

Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.

Conference Call
Expensify will host a video call to discuss the financial results and business highlights at 2:00 p.m. Pacific Time today. An investor presentation and the video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net loss, and free cash flow.

We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly,

Exhibit 99.1
we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.

Adjusted EBITDA. We define adjusted EBITDA as net loss from operations excluding provision for income taxes, interest and other expenses, net, depreciation and amortization, and stock-based compensation.

Non-GAAP net income. We define non-GAAP net income as net loss from operations excluding stock-based compensation.

Free cash flow. We define Free cash flow as net cash provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

The tables at the end of the Condensed Consolidated Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

Forward-Looking Statements
Forward-looking statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management and expected market growth, product developments and their potential impact and our stock-based compensation estimates and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “ambition,” “objective,” “seeks,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the impact on inflation on us and our members; our borrowing costs have and may continue to increase as a result of increases in interest rates; our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases;

Exhibit 99.1
geopolitical tensions, including the war in Ukraine and the escalating conflict in Israel, Gaza and surrounding areas; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the expenses associated with being a public company; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; any adverse impact on our business operations as a result of using artificial intelligence or other machine learning technologies in our services; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets, and geopolitical uncertainty and instability, including as a result of the 2024 United States presidential election; our protections against security breaches, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Expensify
Expensify is a payments superapp that helps individuals and businesses around the world simplify the way they manage money. More than 12 million people use Expensify's free features, which include corporate cards, expense tracking, next-day reimbursement, invoicing, bill pay, and travel booking in one app. All free. Whether you own a small business, manage a team, or close the books for your clients, Expensify makes it easy so you have more time to focus on what really matters.

Investor Relations Contact
Nick Tooker
investors@expensify.com
Press Contact
James Dean
press@expensify.com

Expensify, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share data)

	As of September 30,	As of December 31,
	2024	2023
Assets
Cash and cash equivalents	$39,172	$47,510
Accounts receivable, net	12,650	13,834
Settlement assets, net	53,391	39,261
Prepaid expenses	9,002	5,649
Other current assets	24,321	30,978
Total current assets	138,536	137,232
Capitalized software, net	16,859	12,494
Property and equipment, net	13,763	14,372
Lease right-of-use assets	5,611	6,435
Deferred tax assets, net	489	457
Other assets	988	5,794
Total assets	$176,246	$176,784
Liabilities and stockholders' equity
Accounts payable	$1,035	$1,425
Accrued expenses and other liabilities	7,294	9,390
Borrowings under line of credit	—	15,000
Current portion of long-term debt, net of original issue discount and debt issuance costs	—	7,655
Lease liabilities, current	631	432
Settlement liabilities	39,379	33,990
Total current liabilities	48,339	67,892
Lease liabilities, non-current	5,928	6,467
Other liabilities	2,045	1,681
Total liabilities	56,312	76,040
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.0001; 10,000,000 shares of preferred stock authorized as of September 30, 2024 and December 31, 2023; no shares of preferred stock issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001; 1,000,000,000 shares of Class A common stock authorized as of September 30, 2024 and December 31, 2023; 77,119,750 and 70,569,815 shares of Class A common stock issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; 21,871,197 and 24,994,989 shares of LT10 common stock authorized as of September 30, 2024 and December 31, 2023, respectively; 4,209,827 and 7,333,619 shares of LT10 common stock issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; 24,969,634 and 24,998,941 shares of LT50 common stock authorized as of September 30, 2024 and December 31, 2023, respectively; 7,597,099 and 7,321,894 shares of LT50 common stock issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	9	8
Additional paid-in capital	269,441	241,509
Accumulated deficit	(149,516)	(140,773)
Total stockholders' equity	119,934	100,744
Total liabilities and stockholders' equity	$176,246	$176,784

Expensify, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$35,409	$36,494	$102,232	$115,479
Cost of revenue, net (1)	17,145	17,680	46,091	50,380
Gross margin	18,264	18,814	56,141	65,099
Operating expenses:
Research and development (1)	5,618	6,607	17,936	17,119
General and administrative (1)	9,084	14,245	29,760	38,386
Sales and marketing (1)	3,274	12,860	9,730	36,757
Total operating expenses	17,976	33,712	57,426	92,262
Income (loss) from operations	288	(14,898)	(1,285)	(27,163)
Other income (expenses), net	181	(2,375)	(1,033)	(5,158)
Income (loss) before income taxes	469	(17,273)	(2,318)	(32,321)
(Provision for) benefit from income taxes	(2,667)	270	(6,425)	(1,931)
Net loss	$(2,198)	$(17,003)	$(8,743)	$(34,252)
Net loss per share:
Basic and diluted	$(0.02)	$(0.21)	$(0.10)	$(0.42)
Weighted average shares of common stock used to compute net loss per share:
Basic and diluted	88,177,739	82,469,190	86,643,209	82,085,508

(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cost of revenue, net	$2,843	$3,312	$8,661	$10,218
Research and development	2,530	2,901	8,424	7,562
General and administrative	1,560	2,532	4,965	7,552
Sales and marketing	697	1,522	1,485	5,280
Total stock-based compensation expense	$7,630	$10,267	$23,535	$30,612

Expensify, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,743)	$(34,252)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,851	3,871
Reduction of operating lease right-of-use assets	411	476
Loss on impairment, receivables and sale or disposal of equipment	637	585
Stock-based compensation expense	23,535	30,612
Amortization of original issue discount and debt issuance costs	43	139
Deferred tax assets	(32)	(86)
Changes in assets and liabilities:
Accounts receivable, net	845	1,671
Settlement assets, net	(13,202)	(9,381)
Prepaid expenses	1,597	3,672
Other current assets	2,707	(1,861)
Other assets	(144)	(125)
Accounts payable	(349)	229
Accrued expenses and other liabilities	(1,501)	4,259
Operating lease liabilities	67	(236)
Settlement liabilities	5,389	2,451
Other liabilities	364	78
Net cash provided by operating activities	16,475	2,102
Cash flows from investing activities:
Purchases of property and equipment	—	(1,103)
Software development costs	(6,699)	(3,730)
Net cash used in investing activities	(6,699)	(4,833)
Cash flows from financing activities:
Principal payments of finance leases	(96)	(482)
Principal payments of outstanding debt	(22,671)	(8,450)
Payments for debt issuance costs	(71)	—
Repurchases of early exercised stock options	(35)	(21)
Proceeds from common stock purchased under Matching Plan	2,900	3,132
Proceeds from issuance of common stock on exercise of stock options	303	216
Payments for employee taxes withheld from stock-based awards	—	(1,766)
Repurchase and retirement of common stock	(1,510)	(3,000)
Net cash used in financing activities	(21,180)	(10,371)
Net decrease in cash and cash equivalents and restricted cash	(11,404)	(13,102)
Cash and cash equivalents and restricted cash, beginning of period	96,658	147,710
Cash and cash equivalents and restricted cash, end of period	$85,254	$134,608
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,326	$4,396
Cash paid for income taxes	$3,735	$3,104
Noncash investing and financing items:
Stock-based compensation capitalized as software development costs	$2,315	$2,219
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	$178	$—
Right-of-use assets acquired through operating leases	$—	$6,402
Right-of-use assets acquired through finance leases	$—	$409
Reconciliation of cash and cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$39,172	$89,118
Restricted cash included in other current assets	23,748	23,398
Restricted cash included in settlement assets, net	22,334	22,092
Total cash, cash equivalents and restricted cash	$85,254	$134,608

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,
	2024	2023
Net loss	$(2,198)	$(17,003)
Net loss margin	(6)%	(47)%
Add:
Provision for (benefit from) income taxes	2,667	(270)
Other (income) expenses, net	(181)	2,375
Depreciation and amortization	1,758	1,082
Stock-based compensation expense	7,630	10,267
Adjusted EBITDA	$9,676	$(3,549)
Adjusted EBITDA margin	27%	(10)%

Non-GAAP Net Income and Non-GAAP Net Income Margin

	Three Months Ended September 30,
	2024	2023
Net loss	$(2,198)	$(17,003)
Net loss margin	(6)%	(47)%
Add:
Stock-based compensation expense	7,630	10,267
Non-GAAP net income (loss)	$5,432	$(6,736)
Non-GAAP net income (loss) margin	15%	(18)%

Adjusted Operating Cash Flow and Free Cash Flow

	Three Months Ended September 30,
	2024	2023
Net cash provided by (used in) operating activities	$3,687	$(5,106)
Operating cash flow margin	10%	(14)%
(Increase) decrease in changes in assets and liabilities:
Settlement assets	5,326	4,137
Settlement liabilities	(502)	(3,833)
Adjusted operating cash flow	8,511	(4,802)
Less:
Purchases of property and equipment	—	(624)
Software development costs	(1,832)	(1,687)
Free cash flow	$6,679	$(7,113)
Free cash flow margin	19%	(19)%